Exhibit 10.1

AMENDMENT TO
MASTER SPONSORED RESEARCH AGREEMENT

Amendment, dated as of May 29th, 2008 (this “Amendment”), by and between THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION, on behalf of Ohio State University, a university with a principal place of business at 1960 Kenny Road, Columbus, OH 43210 (“Institution”), and NEUROLOGIX, INC., a Delaware corporation with a principal place of business at One Bridge Plaza, Fort Lee, New Jersey, 07024 (“Sponsor”).

WHEREAS, Institution and Sponsor are parties to that certain Master Sponsored Research Agreement, dated as of May 10, 2006 (the “Research Agreement”), which provides for certain research and rights relating to the development of gene therapy approaches to neurodegenerative disorders and other fields, as more fully specified in the Research Agreement;

WHEREAS, Sponsor, on October 11, 2007, sent written notice to Institution, pursuant to Section 7 of the Research Agreement, notifying of Sponsor’s election not to renew such Research Agreement after its initial term, ending November 10, 2007 (“Initial Term”), and requesting a new arrangement as to term of the Research Agreement and the fees to be paid thereunder by Sponsor; and

WHEREAS, Sponsor and Institution agreed to extend the Initial Term for a one-year period ending on November 10, 2008 for a total fee of $166,666.

NOW, THEREFORE, Institution and Sponsor hereby agree as follows:

1. Unless otherwise specifically provided herein, all terms used and capitalized in this Amendment, but which are not defined herein, shall be deemed to have the respective meanings set forth in the Research Agreement.

2. Section 6.1 of the Research Agreement is hereby amended, in its entirety, as follows:

“Sponsor shall pay a fee of One Hundred Sixty-Six Thousand and Sixty-Six Dollars ($166,666) to Institution for the Renewal Term (as defined in Section 7 hereof) in two (2) equal installments of Eighty-Three Thousand Three Hundred and Thirty-Three Dollars U.S. ($83,333), with the first payment due upon execution of the amendment, dated May 28th, 2008, to this Agreement and the remaining payment due six (6) months thereafter.”

3. Section 7 of the Research Agreement is hereby amended, in its entirety, as follows:

“The initial term of the Agreement shall be extended, and shall continue in effect, until November 10, 2008 (the “First Renewal Term”), unless sooner terminated in accordance with the provisions of Section 8 of the Agreement.

4. Except as amended hereby, the Research Agreement, and the terms and provisions thereof, shall remain in full force and effect.

5. This Amendment shall not be effective until executed by the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together shall constitute one and the same instrument.

6. This Amendment shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Ohio, without regard to such State’s conflicts or choice of laws provisions.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

THE OHIO STATE UNIVERSITY RESEARCH FOUNDATION

By:	/s/ Kristy A. Baker
Name: Kristy A. Baker
Title: Director, Office for Business & Industry Contracts

NEUROLOGIX, INC.

By:	/s/ John E. Mordock
Name: John E. Mordock
Title: President and Chief Executive Officer

By:	/s/ Marc L. Panoff
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

Read & Understood

/s/ Dr. Mathew During
Dr. Mathew During